Exhibit 10.1

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER (“Amendment”) is made as of October 24, 2009 by and among COBRA ELECTRONICS CORPORATION, a Delaware corporation (the “Borrower”), THE PRIVATEBANK AND TRUST COMPANY, an Illinois state chartered bank, as Administrative Agent (“Administrative Agent”) and the Lenders currently party to the Loan Agreement (as hereinafter defined).

RECITALS

A.            The Administrative Agent, the Lenders and the Borrower entered into a Loan and Security Agreement dated as of February 15, 2008 as amended by First Amendment to Loan and Security Agreement dated as of October 31, 2008 and as further amended by Second Amendment to Loan and Security Agreement and Waiver dated as of August 13, 2009 (as so amended, the “Loan Agreement”).

B.            The parties to the Loan Agreement desire to enter into this Amendment for the purpose of making certain amendments to the Loan Agreement and waiving compliance with certain covenants in the Loan Agreement.

AGREEMENT

In consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Definitions.  Capitalized terms used but not defined herein are used as defined in the Loan Agreement.

2.             Amendments.  Upon satisfaction of the conditions precedent hereinafter set forth, the Loan Agreement shall be amended as follows:

2.1.          Section 5(a) of the Loan Agreement shall be amended in its entirety and as so amended shall read as follows:

“(a)         Grant of Security Interest to Administrative Agent.

As security for the payment of all Loans now or in the future made by Administrative Agent and Lenders to Borrower hereunder and for the payment or other satisfaction of all other Liabilities, Borrower hereby assigns to Administrative Agent, for the benefit of Administrative Agent and Lenders, and grants to Administrative Agent, for the benefit of Lenders, a continuing security interest in all personal property now owned or at any time hereafter acquired by Borrower or in which Borrower now has or at any time in the future may acquire any right, title or interest, including all of Borrower’s:  (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits and rights to indemnification) including without limitation, the patents and trademarks listed on Schedule 5A hereto; (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures; (e) all Investment Property; provided, that Investment Property consisting of equity of foreign Subsidiaries shall be limited to sixty-five percent (65%) of the equity of first tier foreign Subsidiaries; (f) all Deposit Accounts, bank accounts, deposits and cash; (g) all Letter-of-Credit Rights; (h) Commercial Tort Claims listed on Exhibit C hereto; (i) any other property of Borrower now or hereafter in the possession, custody or control of Administrative Agent or any Lender or any agent or any parent, affiliate or subsidiary of Administrative Agent or any Lender or any participant with any Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (j) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower’s books and records relating to any of the foregoing and to Borrower’s business.”

2.2.          Section 11(b) of the Loan Agreement shall be amended by adding the following sentence at the end thereof:

“All real estate owned or leased by the Borrower is set forth on Exhibit A and the Borrower agrees to promptly notify the Administrative Agent in the event it acquires or leases any real estate after the date hereof.”

2.3.          Section 11(s) of the Loan Agreement shall be amended in its entirety and as so amended shall read as follows:

“Intellectual Property

Borrower and each of its Subsidiaries possess adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications trade styles and trade names (collectively, “Intellectual Property”) to continue to conduct its business as heretofore conducted by it, without infringement upon the rights of others.  Schedule 5A lists all Intellectual Property (which has been or should be registered) owned by the Borrower or any subsidiary as of the date hereof.  As of October 24, 2009, all Intellectual Property owned by the Borrower or any Subsidiary is valid, subsisting, unexpired and enforceable and has not been abandoned.  Except as set forth on Schedule 5A, as of October 24, 2009, none of such Intellectual Property is the subject of any licensing or franchising agreement pursuant to which Borrower or any Subsidiary is the licensor or franchisor.”

2.4.          Section 12(i) of the Loan Agreement is hereby amended in its entirety to read as follows:

“(i)          Intellectual Property.

(a) Borrower (either itself or through licensees) will and will cause each Subsidiary to (i) continue to use each Trademark material to its business in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain in all material respects as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any material way.

(b)           Borrower (either itself or through licensees) will not, nor will it permit any Subsidiary to, do any act, or omit to do any act, whereby any Patent material to its business may become forfeited, abandoned or dedicated to the public.

(c)           Borrower (either itself or through licensees) (i) will, and will cause each Subsidiary to, employ each Copyright material to its business and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such Copyrights may become invalidated or otherwise materially impaired.  Borrower will not, nor will it permit any Subsidiary to, (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.

(d)           Borrower (either itself or through licensees) will not, and will not permit any Subsidiary to, do any act that knowingly uses any Intellectual Property material to its business to infringe the intellectual property rights of any other Person.

(e)           Borrower will, and will cause each Subsidiary to, notify the Lender promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding, Borrower’s or such Subsidiary’s ownership of, or the validity of, any material Intellectual Property or Borrower’s or such Subsidiary’s right to register the same or to own and maintain the same.

(f)            Within thirty (30) days after Borrower or any Subsidiary, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, Borrower shall report such filing to the Administrative Agent.  Promptly following the request of the Administrative Agent, Borrower shall, or shall cause such Subsidiary to, execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of Borrower or such Subsidiary relating thereto or represented thereby.

(g)           Borrower will, and will cause each Subsidiary to, take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all material Intellectual Property owned by it.

(h)           In the event that any material Intellectual Property is infringed upon or misappropriated or diluted by a third party, Borrower shall, and shall cause each Subsidiary to, (i) take such actions as Borrower shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, notify the Administrative Agent within thirty (30) days after it learns thereof and, to the extent, in its reasonable judgment, Borrower determines it appropriate under the circumstances, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.”

2.5.          Section 12 of the Loan Agreement is hereby amended by adding the following new Sections at the end thereof:

“(k)  Further Assurances.  Borrower agrees to take, and cause each other Obligor to take, such actions as are necessary or as the Administrative Agent or any Lender may reasonably request from time to time to ensure that the Liabilities of each Obligor under the Loan Agreement and Other Agreements are secured by substantially all of the assets of the Borrower and each domestic Subsidiary (as well as all Capital Securities of each domestic Subsidiary and 65% of all equity of each direct foreign Subsidiary) and guaranteed by each domestic Subsidiary (including, upon the acquisition or creation thereof, any domestic Subsidiary acquired or created after the date hereof), in each case as the Administrative Agent or any Lender may reasonably determine, including (a) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing and (b) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession.

(l)  Real Estate Appraisals.  The Borrower agrees to cooperate with the Administrative Agent and Lenders in connection with obtaining new appraisals of all of its real property owned in fee simple and pay for the costs in connection therewith.

(m)  Consultant.  The Borrower shall, not later than January 15, 2010, retain a consultant acceptable to the Lenders (the “Consultant”), which Consultant shall conduct a review of Borrower’s businesses and practices in scope and substance reasonably acceptable to the Borrower and the Administrative Agent, and not later than February 15, 2010 provide a written report to the board of directors of the Borrower and the Lenders, in form and substance reasonably satisfactory to the Lenders which shall include the following:  (i) a description of the review and the Consultant’s resulting recommendations and (ii) an assessment of and the Consultant’s recommendations concerning the Borrower’s 2010 Budget and projections submitted to the Lenders.  Borrower hereby agrees that the Lenders may contact the Consultant directly and Borrower shall direct the Consultant to provide the Lenders with any and all information regarding the Borrower as any Lender may reasonably request.”

(n)  The Borrower shall, no later than November 20, 2009, deliver to the Administrative Agent all original certificates together with stock powers executed in blank by the Borrower evidencing the Borrower’s pledge of 65% of the equity interests in its direct foreign subsidiaries pursuant to the Loan Agreement.

2.6.          Exhibit A to the Loan Agreement is hereby amended to read as set forth on Exhibit A attached hereto.

2.7.          Schedule 5A to the Loan Agreement is hereby amended to read as set forth on Schedule 5A attached hereto.

2.8.          Schedule 11(p) to the Loan Agreement is hereby amended to read as set forth on Schedule 11(p) attached hereto.

3.             Waiver.  The Borrower has advised the Administrative Agent that the Borrower is in violation of the provisions of Sections 14(a) and 14(b) of the Loan Agreement as of September 30, 2009 (the “Violations”).  Subject to the satisfaction of the conditions precedent set forth in Section 6 below, the Requisite Lenders hereby acknowledge the Violations and waive any Event of Default or Unmatured Event of Default that would otherwise be caused by the Violations.  The waiver under this Section 3 is limited as specifically written herein and shall be solely a waiver of the above described Violations and it shall not constitute a waiver of any other terms or conditions of the Loan Agreement.

4.             Affirmation.  Except as expressly amended hereby, the Loan Agreement and the Other Agreements are and shall continue in full force and effect and the Borrower hereby fully ratifies and affirms the Loan Agreement and each Other Agreement to which it is a party.  Reference in any of this Amendment, the Loan Agreement or any Other Agreement to the Loan Agreement shall be a reference to the Loan Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.

5.             Representations and Warranties.  To induce the Administrative Agent and Lenders to execute this Amendment, the Borrower hereby represents and warrants to the Lenders as follows:

5.1.          The Borrower is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations hereunder.

5.2.          The execution, delivery and performance by the Borrower of this Amendment do not and will not (i) require any consent or approval of any Person (other than any consent or approval which has been obtained and is in full force and effect), (ii) conflict with (A) any provision of law, (B) the charter, by-laws or other organizational documents of the Borrower or (C) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Borrower or any of its properties or (iii) require, or result in, the creation or imposition of any Lien on any asset of the Borrower other than Liens in favor of the Administrative Agent.

5.3.          This Amendment is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principles of equity.

5.4.          The representations and warranties in the Loan Agreement and Other Agreements (including but not limited to Section 11 of the Loan Agreement), in each case after giving effect to the amendments set forth in Section 2 hereof, are true and correct with the same effect as though made on and as of the date of this Amendment (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date).

5.5.          Except for the Violations waived pursuant to Section 3 of this Amendment, no Unmatured Event of Default or Event of Default has occurred and is continuing.

6.             Conditions to Amendment.  This Amendment shall become effective upon the satisfaction in full of all of the following conditions precedent, each of which shall be satisfactory to the Administrative Agent and the Requisite Lenders:

6.1.          Amendment.  The Borrower and the Requisite Lenders shall have executed and delivered to the Administrative Agent this Amendment.

6.2.          Waiver Fee.  The Administrative Agent shall have received $50,000 as and for a nonrefundable waiver fee for the pro rata account of the Lenders executing this Amendment.

6.3.          Other.  Such other documents as the Administrative Agent or Lender shall reasonably request.

7.             Costs and Expenses.  The Borrower shall pay or reimburse the Administrative Agent within five Business Days after demand for all reasonable costs and expenses (including reasonable attorneys fees) incurred by it in connection with the preparation, delivery, administration, and execution of this Amendment and the documentation and transactions contemplated hereby, and in connection with any review of the Collateral and Other Agreements considered necessary by them in connection with this Amendment.

8.             Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument.  Delivery of an executed counterpart of this Amendment by facsimile or electronic transmission shall be effective as delivery of an original counterpart.

9.             Headings.  The headings and captions of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

10.           APPLICABLE LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.

The parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

Signature Pages Follow

COBRA ELECTRONICS CORPORATION

By:	/s/ Michael Smith
Name:	Michael Smith
Title:	Senior Vice President and Chief Financial Officer

THE PRIVATEBANK AND TRUST COMPANY, individually as a Lender and as Administrative Agent

By:	/s/ Mitchell Rasky
Name:	Mitchell Rasky
Its:	Managing Director

RBS CITIZENS, N.A., as a Lender

By:	/s/ Paul M. Mongeau
Name:	Paul M. Mongeau
Title:	Senior Vice President

Third Amendment Signature Page